                                                                     EXHIBIT 20

     The information contained in the attached materials is referred to as the "INFORMATION".

     The attached Term Sheet has been prepared by Eaglemark, Inc. ("EAGLEMARK") and relates to Harley-Davidson Eaglemark Motorcycle Trust 1999-1. Neither Salomon Smith Barney nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

     The Information contained herein will be superseded by the description of the collateral pool contained in the prospectus supplement relating to the securities.

     The Information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

     Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("OFFERING DOCUMENTS") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Smith Barney Syndicate Desk at 212-723-6171.

                 Harley-Davidson Eaglemark Motorcycle Trust 1999-1
                        Eaglemark, Inc., Seller and Servicer
             Eaglemark Customer Funding Corporation-IV, Trust Depositor

                                 Subject to Revision

                            Term Sheet dated April 7, 1999

 Trust . . . . . . . . . Harley-Davidson Eaglemark Motorcycle Trust 1999-1
                          (the "TRUST").

 Trust Depositor . . . . Eaglemark Customer Funding Corporation-IV, a wholly owned, limited-purpose subsidiary of Eaglemark,
                               Inc. (the "TRUST DEPOSITOR")

 Seller and Servicer or
  Seller/Servicer  . . . Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or, in
                               its capacity as Servicer, the "SERVICER"), a 100% owned subsidiary of Eaglemark Financial
                               Services, Inc.

 Owner Trustee . . . . . Wilmington Trust Company, a Delaware banking corporation (in such capacity, the "OWNER
                               TRUSTEE").

 Indenture Trustee . . .  Harris Trust and Savings Bank, an Illinois banking corporation (in such capacity, the "INDENTURE
                               TRUSTEE"). The Indenture Trustee will also act as Paying Agent under the Indenture and the Trust Agreement.

 Closing Date  . . . . .  On or about April 16, 1999

 Securities Offered  . .  The securities offered are as follows:

      A.  General  . . .  The Harley-Davidson Eaglemark Motorcycle Trust 1999-
                               1 Harley-Davidson Motorcycle Contract Backed
                               Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust
                               (other than certain bank accounts associated with the Certificates). The Harley-Davidson
                               Eaglemark Motorcycle Trust 1999-1 Harley-
                               Davidson Motorcycle Contract Backed
                               Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") will represent fractional undivided equity interests in the Trust.



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                          The Trust will issue two Classes of Notes pursuant
                               to an Indenture to be dated as of April 1, 1999
                               (the "INDENTURE"), between the Trust and the Indenture Trustee, as follows: (i) $127,000,000 aggregate principal amount (the "INITIAL CLASS
                               A-1 NOTE BALANCE") of Class A-1 ____% Harley-
                               Davidson Motorcycle Contract Backed Notes (the
                               "CLASS A-1 NOTES") and (ii) $56,300,000
                               aggregate principal amount (the "INITIAL CLASS
                               A-2 NOTE BALANCE") of Class A-2 ____% Harley-
                               Davidson Motorcycle Contract Backed Notes (the
                               "CLASS A-2 NOTES"). Payments of principal, made through the application of available collections on the Contracts in an amount reflecting reductions in the principal balances of the Contracts, and from certain other available amounts as described herein, will be made first on the Class A-1 Notes until the Class A-1 Notes have been repaid in full, and thereafter on the Class A-2 Notes until the Class A-2 Notes have been repaid in full, and in each case prior to any repayment of principal on the Certificates. Payments of interest on the Class A-1 Notes and the Class
                               A-2 Notes will be made from available
                               collections on the Contracts, and from certain other available amounts as described herein, without priority of payment between such Classes, but in each case prior to payment of interest on the Certificates. Accordingly, the principal distinction between an investment in the Class A-1 Notes and the Class A-2 Notes is that holders of Class A-1 Notes will receive a return of invested principal sooner than holders of Class A-2 Notes.

                          The Trust will issue $11,700,000 aggregate principal
                               amount of ___% Certificates pursuant to a Trust
                               Agreement to be dated as of April 1, 1999 (the
                               "TRUST AGREEMENT") by and between the Trust
                               Depositor and  the Owner Trustee (the Owner
                               Trustee, together with the Indenture Trustee, being sometimes collectively referred to herein as the "TRUSTEES"). Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein. Distributions of principal on the Certificates will be subordinated to payments of principal on the Notes to the extent described herein.

                          Each Class of Notes and the Certificates will be
                               issued in minimum denominations of $1,000 and will be available in book-entry form only.
                               Security holders will be able to receive
                               Definitive Securities (as defined herein) only in certain limited circumstances.


      B.  Trust Property  The Trust Property consists of, among other things, the pool of initial contracts (those Contracts described in Tables 1 through 6 under "THE
                               CONTRACTS" are hereinafter referred to as the "INITIAL CONTRACTS") together with any
                               Subsequent Contracts (as hereinafter defined) transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (see "THE CONTRACTS") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual
                               Motorcycles.


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      C.  Distribution
      Dates  . . . . . .  Distributions of interest and principal on the
                               Securities will be made on the fifteenth day of
                               each month (or, if such day is not a Business
                               Day, on the next succeeding Business Day)
                               (each, a "DISTRIBUTION DATE"), commencing May
                               17, 1999.  Payments on the Securities on each
                               Distribution Date will be paid to the holders
                               of the related Securities who are of record on
                               the last Business Day immediately preceding the
                               calendar month in which such Distribution Date
                               occurs (each, a "RECORD DATE").

                          A "BUSINESS DAY" will be any day other than a
                               Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or
                               Wilmington, Delaware are authorized or
                               obligated by law, executive order or government decree to be closed.

                          To the extent not previously paid prior to such
                               dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on the Distribution Date occurring in July 2003 (the
                               "CLASS A-1 FINAL DISTRIBUTION DATE") and (ii) the Class A-2 Notes will be payable on the Distribution Date occurring in February 2005
                               (the "CLASS A-2 FINAL DISTRIBUTION DATE" and, together with the Class A-1 Final Distribution
                               Date, the "NOTE FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on the Distribution Date occurring in January 2007
                               (the "CERTIFICATE FINAL DISTRIBUTION DATE" and, together with the Note Final Distribution
                               Dates, the "FINAL DISTRIBUTION DATES").

 Terms of the Notes  . .  The principal terms of the Notes will be as described below:

      A.  Interest Rates  The Class A-1 Notes will bear interest at the rate of ____% per annum (the "CLASS A-1 RATE") and the Class A-2 Notes will bear interest at the rate of ______% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

      B.  Interest . . .  Interest on the outstanding principal amount of the
                               Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date (each, an "INTEREST
                               PERIOD"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next
                               Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate.


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      C.  Principal  . .  Principal of the Notes will be payable on each
                               Distribution Date in an amount generally equal to the Note Principal Distributable Amount (as hereinafter defined) for such Distribution
                               Date. "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Note Monthly Principal
                               Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover
                               Shortfall for the immediately preceding
                               Distribution Date; PROVIDED, HOWEVER, that the
                               Note Principal Distributable Amount for a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. On each Distribution Date, the Note Principal
                               Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class A-2 Notes to zero.
                               Notwithstanding the foregoing, if the principal amount of either the Class A-1 Notes or Class
                               A-2 Notes has not been paid in full prior to its related Note Final Distribution Date, the
                               Note Principal Distributable Amount for such
                               Note Final Distribution Date will be the unpaid principal amount of such Class of Notes as of such Note Final Distribution Date.

      D.  Optional
            Redemption .  In the event of an Optional Purchase, the Class A-2
                               Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related
                               Interest Rate.
      E.  Mandatory
           Redemption  .  Under certain conditions, the Notes may be
                               accelerated upon the occurrence of an Event of Default under the Indenture.

      F.  Mandatory Special
           Redemption  .  The holders of Class A-1 Notes ("CLASS A-1
                               NOTEHOLDERS") and Class A-2 Notes ("CLASS A-2
                               NOTEHOLDERS") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL
                               REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $150,000 such amount shall be allocated solely to the Class A-1 Noteholders, pro rata.


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 Terms of the
 Certificates  . . . . .  The principal terms of the Certificates will be as described below:

      A.  Interest . . .  On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the Owner
                               Trustee may designate from time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to Certificateholders of record as of the related
                               Record Date accrued interest at the rate of _____% per annum (the "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date
                               (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial
                               Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current
                               Distribution Date based on a 360-day year consisting of 12 months of 30 days each.
                               Interest on the Certificates for any
                               Distribution Date due but not paid on such Distribution Date will be due on the next
                               Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate.

                          The "CERTIFICATE BALANCE" will equal $11,700,000
                               (the "INITIAL CERTIFICATE BALANCE") on the
                               Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates.
                               Distributions of interest on the Certificates will be subordinated to payments of interest on the Notes to the extent described herein.

      B.  Principal  . .  No principal will be paid on the Certificates until the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2
                               Notes have been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount (as defined herein) for such Distribution Date.
                               Distributions of principal on the Certificates will be subordinated to payments of principal on the Notes to the extent described herein.

      C.  Optional
          Prepayment . .  In the event of an Optional Purchase, the
                               Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate.


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 Security for the
 Securities  . . . . . .  The principal security for the Securities will be as described below:

      A.  The Contracts   The Contracts will be fixed-rate, simple-interest
                               conditional sales contracts for Motorcycles,
                               including any and all rights to receive
                               payments collected thereunder on or after the
                               related Cutoff Date and security interests in
                               the Motorcycles financed thereby.

                          On the Closing Date, the Trust Depositor will sell,
                               transfer and assign to the Trust pursuant to the Sale and Servicing Agreement dated as of April 1, 1999 (the "AGREEMENT") among the Trust
                               Depositor, the Trust, the Indenture Trustee and
                               Eaglemark (as servicer), and the Trust will pledge to the Indenture Trustee, pursuant to the Indenture, Initial Contracts with an aggregate principal balance of $146,681,876.11 as of April 1, 1999 (the "INITIAL CUTOFF
                               DATE"). Following the Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $48,318,123.89, such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing
                               Date.  With respect to each transfer of
                               Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT
                               CUTOFF DATE") the date as of which such
                               Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee.
                               Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                          The Initial Contracts and the Subsequent Contracts
                               will be selected from retail Motorcycle
                               installment sales contracts in the Trust
                               Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement.
                               The Contracts arise and will arise from loans to Obligors located in the 50 states of the United States, the District of Columbia and the U.S. Territories. As of the Initial Cutoff
                               Date, the annual percentage rate of interest on the Initial Contracts ranges from 8.50% to 26.75% with a weighted average of approximately
                               13.26%. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 70.48 months, and a weighted average term to scheduled maturity, as of the Initial Cutoff Date, of approximately
                               67.56 months.  The final scheduled Distribution
                               Date on the Initial Contract with the latest maturity is no later than March 2006. No
                               Contract (including any Subsequent Contract) will have a scheduled maturity later than June
                               2006. The Contracts generally are or will be prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent
                               Contracts to the Trust, the aggregate
                               characteristics  of the entire pool of
                               Contracts may vary from those of the Initial
                               Contracts as to the criteria identified and described in "The Contracts" herein.


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      B.  The Reserve
          Fund . . . . .  The Securityholders will be afforded certain limited protection, to the extent described herein,
                               against losses in respect of the Contracts by
                               the establishment of an account in the name of
                               the Indenture Trustee for the benefit of the
                               Securityholders (the "RESERVE FUND").

                          The Reserve Fund will be created with an initial
                               deposit by the Trust Depositor of $733,409.38
                               (the "RESERVE FUND INITIAL DEPOSIT") on the
                               Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain
                               Excess Amounts and Subsequent Reserve Fund
                               Amounts (as defined herein) until the amount in the Reserve Fund reaches the Specified Reserve
                               Fund Balance (as defined herein).  "EXCESS
                               AMOUNTS" in respect of a Distribution Date will equal the funds on deposit in the Collection
                               Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from Available Monies (as defined herein). The
                               "SUBSEQUENT RESERVE FUND AMOUNT" will equal the amount on each Subsequent Transfer Date equal to .50% of the aggregate balance of the Subsequent Contracts conveyed to the Trust. On each Distribution Date, funds will be withdrawn from the Reserve Fund for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                          The "SPECIFIED RESERVE FUND BALANCE" will equal the
                               greater of (a) 2.50% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period;
                               PROVIDED, HOWEVER, that if certain trigger events occur (as more specifically described in the Prospectus Supplement), the Specified
                               Reserve Fund Balance will be equal to 6.00% of the Principal Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (b) 1.00% of the aggregate of the Initial Class A-1 Note
                               Balance, Initial Class A-2 Note Balance and
                               Initial Certificate Balance; provided, however, in no event shall the Specified Reserve Fund
                               Balance be greater than the aggregate
                               outstanding principal balance of the
                               Securities.

                          On each Distribution Date, after giving effect to
                               all distributions made on such Distribution
                               Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be allocated and distributed to the Trust
                               Depositor.


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      C.  Pre-Funding
           Account . . .  During the period (the "FUNDING PERIOD") from and including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $150,000, (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funding
                               Account will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement, as applicable, to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $48,318,123.89 and, during the Funding Period, will be reduced by the amount thereof that the Trust uses to purchase
                               Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $150,000 by the Distribution Date occurring in July 1999. Any
                               Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described above in "TERMS OF THE
                               NOTES - MANDATORY SPECIAL REDEMPTION."

      D.  Interest
          Reserve
          Account  . . .  The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate collateral account in the name of the Indenture
                               Trustee on behalf of the Securityholders under the Agreement (the "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying
                               Charges from such account will be transferred into the Collection Account. "CARRYING
                               CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and
                               (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related Due Period, as defined herein) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve
                               Account, as well as interest earnings on amounts in the Interest Reserve Account.

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                          The Interest Reserve Account will be established to
                               account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding
                               Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded
                               Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class
                               A-1 Rate, the Class A-2 Rate and the Pass-
                               Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance,
                               Class A-2 Principal Balance and the Certificate
                               Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve
                               Account is not designed to provide any
                               protection against losses on the Contracts in the Trust. After the Funding Period, money remaining in the Interest Reserve Account will be released to the Trust Depositor.

 Optional Purchase . . .  The Seller, through the Trust Depositor may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the aggregate outstanding principal balance of the Contracts has declined to less than 10% of the sum of (i) the aggregate outstanding principal balance of the Contracts as of the Closing Date and (ii) the Pre-Funded Amount (an "OPTIONAL PURCHASE").

 Ratings . . . . . . . .  It is a condition of issuance that the Class A-1
                               Notes and Class A-2 Notes be rated AAA by
                               Standard & Poor's Ratings Services, A Division
                               of The McGraw-Hill Companies  ("S&P") and Aaa
                               by Moody's Investors Service, Inc. ("MOODY'S"
                               and, together with S&P, the "RATING AGENCIES")
                               and the Certificates each be rated at least BBB
                               by S&P and Baa2 by Moody's.

 Advances  . . . . . . .  The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on
                               the Contracts which was delinquent with respect
                               to the related Due Period (as defined herein)
                               (each an "ADVANCE"), but only to the extent
                               that the Servicer believes that the amount of
                               such Advance will be recoverable from
                               collections on the Contracts.  The Servicer
                               will be entitled to reimbursement of
                               outstanding Advances on any Distribution Date
                               by means of a first priority withdrawal of
                               Available Monies (as hereinafter defined) then
                               held in the Collection Account.

 Mandatory Repurchase by
 the Trust Depositor . . Under the Agreement, the Trust Depositor has agreed, in the event of a breach of certain
                               representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract and which has not been cured, to repurchase such Contract within two business days prior to the first Determination
                               Date after the Trust Depositor becomes aware of such breach. "DETERMINATION DATE" means the fourth business day following the conclusion of a Due Period. The Seller is obligated under the Transfer and Sale Agreement (which right against the Seller the Trust Depositor has assigned in such circumstances to the Trust) to repurchase the Contracts from the Trust
                               Depositor contemporaneously with the Trust
                               Depositor's purchase of the Contracts from the Trust.


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 Security Interests and
 Other Aspects of the
 Contracts . . . . . . .  In connection with the establishment of the Trust as well as the assignment, conveyance and transfer
                               of Contracts (including Subsequent Contracts)
                               to the Trust and pledge to the Indenture
                               Trustee, security interests in the Motorcycles
                               securing the Contracts have been (or will be)
                               (i) conveyed and assigned by  the Seller to the
                               Trust Depositor pursuant to the Transfer and
                               Sale Agreement (and, in the case of Subsequent
                               Contracts, the related Subsequent Purchase
                               Agreement as defined therein and executed
                               thereunder), (ii) conveyed and assigned by the
                               Trust Depositor to the Trust pursuant to the
                               Agreement (and, in the case of Subsequent
                               Contracts, the related Subsequent Transfer
                               Agreement as defined herein and executed
                               thereunder) and (iii)  pledged by the Trust to
                               the Indenture Trustee pursuant to the
                               Indenture.  The Agreement will designate the
                               Servicer as custodian to maintain possession,
                               as the Indenture Trustee's agent, of the
                               Contracts and any other documents relating to
                               the Motorcycles.  Uniform Commercial Code
                               financing statements will be filed in both
                               Nevada and Illinois, reflecting the conveyance
                               and assignment of the Contracts to the Trust
                               Depositor from the Seller, from the Trust
                               Depositor to the Trust and the pledge from the
                               Trust to the Indenture Trustee, and the
                               Seller's  and the Trust Depositor's accounting
                               records and computer systems will also reflect
                               such conveyance and assignment and pledge.  To
                               facilitate servicing and save administrative
                               costs, such documents will not be segregated
                               from other similar documents that are in the
                               Servicer's possession.  However, the Contracts
                               will be stamped to reflect their conveyance and
                               assignment and pledge.  If, however, through
                               fraud, negligence or otherwise, a subsequent
                               purchaser were able to take physical possession
                               of the Contracts without notice of such
                               conveyance and assignment and pledge, the
                               Trust's and Indenture Trustee's interest in the
                               Contracts could be defeated.

                          In addition, due to administrative burden and
                               expense, the certificates of title to the Motorcycles will not be amended or reissued to reflect the conveyance and assignment of the Seller's security interest in the Motorcycles related to the Contracts to the Trust Depositor and the Trust or the pledge to the Indenture
                               Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture
                               Trustee will not have a perfected security interest in the Motorcycles in some states.
                               Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The
                               Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days.
                               The Seller has entered into a corresponding obligation to repurchase such Contracts from the Trust Depositor under the Transfer and Sale
                               Agreement and Subsequent Purchase Agreements.


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   materials. If you did not receive such a disclaimer please contact your Salomon Smith Barney Financial Advisor immediately.

 Monthly Servicing Fee .  The Servicer will be entitled to receive for each
                               Due Period a monthly servicing fee (the
                               "MONTHLY SERVICING FEE") equal to 1/12th of 1% of the Principal Balance of the Contracts as of the beginning of such Due Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly
                               Servicing Fee, the "SERVICING FEE").  The
                               Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders.

 Tax Status  . . . . . .  In the opinion of Winston & Strawn, federal tax counsel to the Trust Depositor, for federal
                               income tax purposes, the Notes will be
                               characterized as debt, and the Trust will not
                               be characterized as an association (or a
                               publicly traded partnership) taxable as a
                               corporation.  Each Noteholder, by the
                               acceptance of a Note, will agree to treat the
                               Notes as indebtedness, and each
                               Certificateholder, by the acceptance of a
                               Certificate, will agree to treat the Trust as a
                               partnership in which the Certificateholders are
                               partners for federal income tax purposes.

 ERISA Considerations  .  Subject to the considerations discussed under "ERISA
                               CONSIDERATIONS" in the Prospectus Supplement,
                               the Notes will be eligible for purchase by
                               employee benefit plans.   Any benefit plan
                               fiduciary considering purchase of the Notes
                               should, however, consult with its counsel
                               regarding the consequences of such purchase
                               under ERISA and the Code.

                          The Certificates are not eligible for purchase by
                               (i) employee benefit plans subject to ERISA or
                               (ii) individual retirement accounts and other retirement plans subject to Section 4975 of the Code.


                                     12

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                                    THE CONTRACTS

     Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

     Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than March 2006, and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than June 2006, and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than April 1999. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust
Depositor's business.   (For general composition of the Initial Contracts see
Table 1 below). Approximately 65.16% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately 34.84% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least 8.50% per annum and not more than 26.75% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately 13.26% per annum (see Table 2 below). Eaglemark applies a tiered system of interest rates to reflect varying degrees of risk assigned to different credit underwriting categories. The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least 6 months but not more than 84 months and original maturities of at least 12 months but not more than 84 months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately 70.48 months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately 67.56 months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately $11,672.92 and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $591.27 to $34,662.60 (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states, the District of Columbia and the U.S. Territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts as of the Initial Cutoff Date:
12.25% in California, 9.25% in Texas, 9.15% in Florida and 5.07% in Pennsylvania (see Table 6 below). No other state represented more than 4.04% of the Initial Contracts.

     Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by weighted average annual percentage rate of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.



                                     13

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                                       TABLE 1

                         COMPOSITION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

 Aggregate Principal Balance                                    $146,681,876.11
 Number of Contracts                                                     12,566
 Average Principal Balance                                            11,672.92
 Weighted Average Annual Percentage
   Rate ("APR")                                                          13.26%
   (Range)                                                       8.50% - 26.75%
 Weighted Average Original Term (in months)                               70.48
   (Range)                                                              12 - 84
 Weighted Average Calculated Remaining Term (in months)                   67.56
   (Range)                                                               6 - 84


                                     14

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                                       TABLE 2

                     DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                PERCENT OF                        PERCENT OF
                   NUMBER OF     NUMBER OF    TOTAL OUTSTANDING      POOL
        RATE       CONTRACTS   CONTRACTS(1)   PRINCIPAL BALANCE   BALANCE(1)
        ----       ---------   ------------   -----------------   ----------
  8.500- 9.000%          72       0.57%         $1,021,166.99        0.70%
  9.001-10.000          384       3.06           5,236,027.71        3.57
 10.001-11.000        1,432      11.40          18,926,363.10       12.90
 11.001-12.000        2,040      16.23          25,157,924.58       17.15
 12.001-13.000        3,031      24.12          36,516,344.32       24.89
 13.001-14.000        2,717      21.62          31,254,216.88       21.31
 14.001-15.000        1,173       9.33          11,263,612.63        7.68
 15.001-16.000          492       3.92           4,262,896.73        2.91
 16.001-17.000          214       1.70           1,773,860.02        1.21
 17.001-18.000          365       2.90           3,992,851.98        2.72
 18.001-19.000           46       0.37             623,211.36        0.42
 19.001-20.000          307       2.44           3,519,809.57        2.40
 20.001-21.000          102       0.81           1,168,007.72        0.80
 21.001-22.000          190       1.51           1,953,109.11        1.33
 25.001-26.750            1       0.01              12,473.41        0.01
                     ------     ------        ---------------      ------
 Totals:             12,566     100.00%       $146,681,876.11      100.00%

(1)  Percentages may not add to 100.00% because of rounding.


                                      TABLE 3

                     DISTRIBUTION BY CALCULATED REMAINING TERM
                              OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                                  TOTAL
    CALCULATED                  PERCENT OF     OUTSTANDING
  REMAINING TERM  NUMBER OF     NUMBER OF       PRINCIPAL        PERCENT OF
     (MONTHS)     CONTRACTS   CONTRACTS (1)      BALANCE      POOL BALANCE (1)
  --------------  ---------   -------------    ------------   ----------------
       0 - 12         287        2.28%           $701,244.82        0.48%
      13 - 24         646        5.14           2,613,310.22        1.78
      25 - 36         531        4.23           3,678,277.72        2.51
      37 - 48         600        4.77           5,377,012.03        3.67
      49 - 60       2,265       18.02          23,813,547.21       16.23
      61 - 72       6,721       53.49          83,898,780.56       57.20
      73 - 84       1,516       12.06          26,599,773.55       18.13
                   ------      ------        ---------------      ------
 TOTALS:           12,566      100.00%       $146,681,876.11      100.00%

(1)  Percentages may not add to 100.00% because of rounding.


                                     15

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                                       TABLE 4
                      DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                               OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                PERCENT OF          TOTAL
                                NUMBER OF        OUTSTANDING       PERCENT OF
    ORIGINAL      NUMBER OF     CONTRACTS         PRINCIPAL       POOL BALANCE
  TERM (MONTHS)   CONTRACTS        (1)             BALANCE             (1)
  -------------   ---------     ---------        -----------      ------------
     12 - 12              6     0.05%            $31,857.26          0.02%
     13 - 24            113     0.90             596,211.96          0.41
     25 - 36            306     2.44           2,357,043.64          1.61
     37 - 48            580     4.62           5,103,365.20          3.48
     49 - 60          2,864    22.79          25,310,514.04         17.26
     61 - 72          7,151    56.91          86,368,299.33         58.88
     73 - 84          1,546    12.30          26,914,584.68         18.35
                     ------    ------       ---------------        ------
 TOTALS:             12,566    100.00%      $146,681,876.11        100.00%

(1)  Percentages may not add to 100.00% because of rounding.


                                     16

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                                      TABLE 5
              DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                      PERCENT OF
                          NUMBER OF   NUMBER OF      TOTAL OUTSTANDING   PERCENT OF POOL
   CURRENT BALANCE        CONTRACTS  CONTRACTS (1)   PRINCIPAL BALANCE     BALANCE (1)
   ---------------        ---------  -------------   -----------------   ----------------
$    591.27 -  1,000.00      18         0.14%            $15,342.39            0.01%
$  1,000.01 -  2,000.00     182         1.45             300,267.70            0.20
$  2,000.01 -  3,000.00     313         2.49             799,608.07            0.55
$  3,000.01 -  4,000.00     342         2.72           1,211,275.11            0.83
$  4,000.01 -  5,000.00     390         3.10           1,776,807.38            1.21
$  5,000.01 -  6,000.00     544         4.33           3,015,755.72            2.06
$  6,000.01 -  7,000.00     766         6.10           5,007,476.48            3.41
$  7,000.01 -  8,000.00     868         6.91           6,512,867.42            4.44
$  8,000.01 -  9,000.00     851         6.77           7,236,687.40            4.93
$  9,000.01 - 10,000.00     852         6.78           8,109,615.26            5.53
$ 10,000.01 - 11,000.00     630         5.01           6,616,007.03            4.51
$ 11,000.01 - 12,000.00     615         4.89           7,093,632.33            4.84
$ 12,000.01 - 13,000.00     653         5.20           8,184,600.89            5.58
$ 13,000.01 - 14,000.00     809         6.44          10,931,950.21            7.45
$ 14,000.01 - 15,000.00     941         7.49          13,673,170.38            9.32
$ 15,000.01 - 16,000.00   1,021         8.13          15,849,913.57           10.81
$ 16,000.01 - 17,000.00     897         7.14          14,810,226.78           10.10
$ 17,000.01 - 18,000.00     686         5.46          11,983,407.22            8.17
$ 18,000.01 - 19,000.00     510         4.06           9,429,373.39            6.43
$ 19,000.01 - 20,000.00     290         2.31           5,645,436.94            3.85
$ 20,000.01 - 21,000.00     171         1.36           3,498,023.09            2.38
$ 21,000.01 - 22,000.00      98         0.78           2,100,117.88            1.43
$ 22,000.01 - 23,000.00      46         0.37           1,032,690.08            0.70
$ 23,000.01 - 24,000.00      33         0.26             772,275.59            0.53
$ 24,000.01 - 25,000.00      16         0.13             392,536.29            0.27
$ 25,000.01 - 26,000.00       5         0.04             127,793.93            0.09
$ 26,000.01 - 27,000.00       2         0.02              53,440.82            0.04
$ 27,000.01 - 28,000.00       6         0.05             164,082.97            0.11
$ 28,000.01 - 29,000.00       2         0.02              56,563.38            0.04
$ 29,000.01 - 30,000.00       3         0.02              88,232.19            0.06
$ 30,000.01 - 31,000.00       1         0.01              30,457.87            0.02
$ 31,000.01 - 32,000.00       3         0.02              94,554.94            0.06
$ 33,000.01 - 34,000.00       1         0.01              33,022.81            0.02
$ 34,000.01 - 34,662.60       1         0.01              34,662.60            0.02
                         ------       ------        ---------------          ------
      TOTALS:            12,566       100.00%       $146,681,876.11          100.00%

(1)  Percentages may not add to 100.00% because of rounding.


                                     17

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                                      TABLE 6
                  GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)

                                        PERCENT OF                            PERCENT OF
                         NUMBER OF      NUMBER OF       TOTAL OUTSTANDING        POOL
         STATE           CONTRACTS     CONTRACTS (1)    PRINCIPAL  BALANCE    BALANCE (1)
         -----           ---------     -------------    ------------------   ------------
        ALABAMA               185           1.47%         $2,280,752.61           1.55%
         ALASKA                21           0.17             259,223.24           0.18
        ARIZONA               389           3.10           5,053,714.39           3.45
        ARKANSAS               54           0.43             534,987.03           0.36
        CALIFORNIA          1,524          12.13          17,961,782.83          12.25
        COLORADO              210           1.67           2,584,753.89           1.76
       CONNECTICUT            244           1.94           2,590,894.67           1.77
        DELAWARE               72           0.57             834,204.54           0.57
   DISTRICT OF COLUMBIA         2           0.02              20,805.47           0.01
        FLORIDA             1,058           8.42          13,427,199.97           9.15
        GEORGIA               324           2.58           4,095,632.36           2.79
         HAWAII                64           0.51             719,810.32           0.49
         IDAHO                 23           0.18             232,426.47           0.16
        ILLINOIS              459           3.65           5,247,719.06           3.58
        INDIANA               244           1.94           2,799,846.57           1.91
          IOWA                101           0.80           1,254,739.18           0.86
         KANSAS                80           0.64             873,321.42           0.60
        KENTUCKY              107           0.85           1,262,700.23           0.86
        LOUISANA              142           1.13           1,649,754.37           1.12
         MAINE                 39           0.31             380,737.26           0.26
        MARYLAND              303           2.41           3,455,305.50           2.36
      MASSACHUSETTS           290           2.31           3,157,984.82           2.15
        MICHIGAN              192           1.53           2,418,447.72           1.65
        MINNESOTA             115           0.92           1,281,804.11           0.87
       MISSISSIPPI             27           0.21             293,074.08           0.20
        MISSOURI              142           1.13           1,700,117.33           1.16
        MONTANA                22           0.18             237,038.25           0.16
        NEBRASKA               50           0.40             533,873.08           0.36
         NEVADA               180           1.43           2,208,189.65           1.51
     NEW HAMPSHIRE            131           1.04           1,411,777.16           0.98
       NEW JERSEY             488           3.88           5,069,496.45           3.46
       NEW MEXICO             148           1.18           1,910,545.30           1.30


                                     18

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                                     TABLE 6
              GEOGRAPHIC DISTRIBUTION OF TH0.07E INITIAL CONTRACTS
                                   (CONTINUED)

                                        PERCENT OF                            PERCENT OF
                         NUMBER OF      NUMBER OF       TOTAL OUTSTANDING     POOL
         STATE           CONTRACTS     CONTRACTS (1)    PRINCIPAL  BALANCE    BALANCE (1)
         -----           ---------     -------------    ------------------   ------------
        NEW YORK           417              3.32%         $4,314,121.54          2.94%
     NORTH CAROLINA        484              3.85           5,772,133.49          3.94
      NORTH DAKOTA           9              0.07             105,890.00          0.07
          OHIO             570              4.54           5,930,796.91          4.04
        OKLAHOMA           113              0.90           1,344,801.57          0.92
         OREGON            173              1.38           1,873,723.21          1.28
      PENNSYLVANIA         723              5.75           7,441,134.12          5.07
      RHODE ISLAND          36              0.29             373,190.97          0.25
     SOUTH CAROLINA        178              1.42           2,180,290.13          1.49
      SOUTH DAKOTA          45              0.36             501,001.79          0.34
       TENNESSEE           284              2.26           3,265,055.93          2.23
         TEXAS           1,070              8.52          13,570,690.59          9.25
          UTAH              45              0.36             545,981.29          0.37
        VERMONT             18              0.14             226,465.69          0.15
        VIRGINIA           335              2.67           3,840,206.04          2.62
       WASHINGTON          327              2.60           3,990,798.01          2.72
     WEST VIRGINIA          39              0.31             420,831.85          0.29
       WISCONSIN           228              1.81           2,741,831.64          1.87
        WYOMING             20              0.16             244,801.29          0.17
         OTHER              22              0.18             225,470.72          0.15
                        ------            ------        ---------------        ------
      TOTALS:           12,566            100.00%       $146,681,876.11        100.00%

(1)  Percentages may not add to 100.00% because of rounding.


                                     19

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DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                             DELINQUENCY EXPERIENCE(1)/
                               (DOLLARS IN THOUSANDS)

                                                                   At December 31,
                                   -----------------------------------------------------------------------------------------------
                                            1998                       1997                    1996                  1995
                                   ----------------------   -----------------------  ---------------------  ----------------------
                                     Number                   Number                   Number                 Number
                                       of                       of                       of                     of
                                    Contracts     Amount     Contracts     Amount     Contracts    Amount    Contracts     Amount
                                    ---------   ----------   ---------  -----------   ---------  ----------  ----------  ----------
 Portfolio . . . . . . . . . . .      67,137    $651,248.7     45,258    $434,890.7      32,574  $303,682.4     20,590   $184,054.0
 Period of Delinquency(2)/
     30-59 Days  . . . . . . . .       1,970     $17,768.1      1,264     $11,454.6         904    $8,002.9        477     $4,043.3
     60-89 Days  . . . . . . . .         745       6,153.9        559       5,112.1         374     3,170.7        157      1,298.7
     90 Days or more . . . . . .         304       2,591.0        269       2,196.5         213     1,880.6        140      1,120.2
                                      ------     ---------     ------    ----------      ------  ----------     ------   ----------
 Total Delinquencies . . . . . .       3,019     $26,513.0      2,092     $18,763.2       1,491   $13,054.2        774     $6,462.2
                                      ------     ---------     ------    ----------      ------  ----------     ------   ----------
                                      ------     ---------     ------    ----------      ------  ----------     ------   ----------
 Total Delinquencies as a
   Percent of Total Portfolio . .      4.50%        4.07%       4.62%        4.31%        4.58%      4.30%        3.76%       3.51%

     __________________
     (1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

     (2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month.



                         LOAN LOSS/REPOSSESSION EXPERIENCE
                               (DOLLARS IN THOUSANDS)

                                                                   Year Ended
                                                                   December 31
                                              ---------------------------------------------------------
                                                1998           1997           1996           1995
                                                ----           ----           ----           ----
 Principal Balance of All Contracts
      Serviced(1)/. . . . . . . . . . . . .   $653,836.0     $436,771.0     $304,730.9      $184,548.7
 Contract Liquidations(2)/. . . . . . . . .         1.54%          1.42%          0.74%           0.76%
 Net Losses:
      Dollars(3)/ . . . . . . . . . . . . .     $5,245.3       $3,781.1       $1,639.5          $866.4
 Percentage(4)/ . . . . . . . . . . . . . .         0.80%          0.87%          0.54%           0.47%

     __________________
     (1)  As of period end.  Includes Contracts already in repossession.
     (2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
     (3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
     (4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.


THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.



                                     20

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